EXHIBIT 32.2

Section 1350 Certification

In connection with the Annual Report of Bnet Media Group, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, R. Nickolas Jones, Chief Financial Officer and principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

October 20, 2014	/s/R. Nickolas Jones R. Nickolas Jones, Chief Financial Officer and principal financial and accounting officer